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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               AMENDMENT NO. 1 TO
                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


     Date of Report (Date of earliest event reported)      AUGUST 26, 2005
                                                      --------------------------


                               EMRISE CORPORATION
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             (Exact name of registrant as specified in its charter)

            DELAWARE                    001-10346               77-0226211
 ----------------------------           ---------               ----------
 (State or other jurisdiction          (Commission             (IRS Employer
       of incorporation)               File Number)          Identification No.)

        9485 HAVEN AVENUE, SUITE 100, RANCHO CUCAMONGA, CALIFORNIA 91730
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               (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code        (909) 987-9220
                                                  ------------------------------

                                 NOT APPLICABLE
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          (Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

         The disclosure contained in Item 2.03 of this Form 8-K is incorporated herein by reference.


ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AND OFF-BALANCE SHEET ARRANGEMENT OF REGISTRANT.

         On August 26, 2005, XCEL Power Systems, a United Kingdom-based subsidiary of Emrise Corporation (the "Company"), entered into two agreements with Lloyds TSB Commercial Finance Limited ("Lloyds Commercial Finance") for (1) an unsecured cashflow loan of $546,000 ((pound)300,000) and (2) a $273,000 ((pound)150,000) term loan, secured by equipment. Both of these loans are structured as overadvances on the previously negotiated (pound)2,100,000 revolving loan with Lloyds Commercial Finance, bringing the maximum aggregate commitment on the revolving loan to (pound)2,550,000.

         The unsecured cashflow loan of (pound)300,000 is payable at a rate of (pound)25,000 per month, the first payment falling due one month after initial drawdown on the revolving loan. The interest rate is variable and is adjusted monthly based on the base rate of Lloyds TSB Bank PLC ("Lloyds PLC") plus 1.9%. The Lloyds PLC base rate at August 5, 2005 was 4.75%. Lloyds Commercial Finance has sole discretion to switch the details on this overadvance account if Lloyds determines that the Company will have difficulty in meeting the specific reductions in the overadvance account.

         The interest rate on the secured term loan of (pound)150,000 is variable and is adjusted monthly based on the Lloyds PLC base rate plus 1.9%. Valuations of plant and machinery securing the loan are to be prepared by an independent valuer prior to drawdown and annually on the anniversary of the loan.

         On August 26, 2005, XCEL Corporation Limited ("XCEL Corp"), a United Kingdom-based subsidiary of the Company, entered into an agreement with Lloyds TSB Bank PLC for an unsecured term loan for $800,000 ((pound)500,000). This loan is repayable in 36 consecutive monthly installments, representing principal and interest. The interest rate is variable and is adjusted daily based on the Lloyds PLC base rate plus 2.5%. The Lloyds PLC base rate at August 5, 2005 was 4.75%. The loan also includes financial covenants. XCEL Corp must maintain consolidated profit before taxation and interest paid and payable of no less than 500% of the consolidated interest paid and payable. Additionally, XCEL Corp must maintain consolidated profit before taxation, depreciation, amortization of goodwill and other intangibles and interest paid and payable of no less than 300% of the consolidated principal repayments and the consolidated interest paid and payable.

         In the event of a default, the Lloyds PLC may make the loan, including any outstanding principal and interest which has accrued, repayable on demand. If any amount payable is not paid when due, XCEL Corp shall pay an increased interest rate per annum equal to 3% above the rate of interest in effect from time to time under the note. Events of default that would give rise to automatic acceleration of payment of the principal balance and an increase in the interest rate include:

         o A failure to pay any indebtedness owed to Lloyds PLC or another creditor;
         o        Inaccuracy of representations and warranties;
         o Any person with a legal claim takes possession or a receiver, administrator, custodian, trustee, liquidator or similar official is appointed;
         o Voluntarily or involuntarily winding up or becoming insolvent or stopping or threatening to stop payment of its debts or being deemed unable to pay its debts;
         o Ceasing or threatening to cease carrying on business in the normal course;
         o The persons who now control XCEL Corp cease to have such control;
         o Any guarantee, other security or other document relied upon by the Lloyds PLC ceases to be continuing or ceases to remain fully effective;
         o Any of the above events occur in relation to any parent or subsidiary or any guarantor of or other provider of security for the loan; or
         o Failure to disclose to the Lloyds PLC any important information that is relevant to the loan.

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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  September 7, 2005                             EMRISE CORPORATION

                                                     By: /s/ Randolph D. Foote
                                                         -----------------------
                                                         Randolph D. Foote,
                                                         Chief Financial Officer